EXHIBIT 99.10

                        CONSENT OF INDEPENDENT ENGINEERS

                  We hereby consent to the use in this Annual Report on Form 40-F of Harvest Energy Trust for the year ended December 31, 2004 of our report, dated January 1, 2005, evaluating the crude oil, natural gas, and natural gas liquids reserves attributable to properties owned by Harvest Energy Trust.



McDaniel & Associates Ltd.

Calgary, Alberta

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                                  YOURS TRULY,



                                          /s/ McDaniel & Associates Ltd.

                                          McDaniel & Associates Ltd.

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